Exhibit 99.1

NEWS RELEASE

CONTACTS:

Wayne Whitener

Chief Executive Officer

TGC Industries (972) 881-1099

Jack Lascar, Partner
FOR IMMEDIATE RELEASE	Karen Roan, SVP
DRG&E (713) 529-6600

TGC INDUSTRIES IS APPROVED FOR LISTING ON

THE AMERICAN STOCK EXCHANGE

HOUSTON, Texas – APRIL 14, 2005 – TGC Industries, Inc. (OTC: TGCI) announced today that the Company’s common stock has been approved for listing on the American Stock Exchange (AMEX). This approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the Exchange, and may be rescinded if the Company is not in compliance with such standards.

TGC expects that its stock will begin trading on the AMEX on Monday, April 18, 2005 under the symbol TGE. Currently, TGC common stock trades on the NASDAQ Over-The-Counter Bulletin Board.

Wayne Whitener, President and CEO of TGC Industries, said, “We are very pleased to be listed on the AMEX. AMEX listing is an important step forward for TGC Industries and its shareholders. In addition to increasing our visibility with the financial community, our industry, and among our current and potential customers, we expect the AMEX listing to increase liquidity in our shares as we strive to execute on our growth strategy.”

TGC, based in Plano, Texas, is a geophysical service company which primarily provides 3-D seismic services to oil and gas companies. It also maintains a geophysical gravity data bank.

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the Company’s stock liquidity, strategies and plans for growth are forward looking statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in the Company’s Securities and Exchange Commission filings, and include, but are not limited to, the dependence upon energy industry spending for seismic services, the unpredictable nature of forecasting weather, the potential for contract delay or cancellation, the potential for fluctuations in oil and gas prices, and the availability of capital resources. The forward-looking statements contained herein reflect the current views of the Company’s management, and the Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

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